UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
___________________________
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

What action is required? • We urge you to vote your shares today using any one of the methods described on the reverse side of this insert. Your prompt response will help us meet stockholder approval requirements before the quickly approaching September 30, 2021 Special Meeting of Stockholders, thereby reducing the risk of a meeting adjournment and additional solicitation costs. If you have questions about voting, please call 1-855-928-4498 What am I being asked to approve? • You are being asked to approve important proposals, including the proposed merger we announced on June 24, 2021, whereby Gri†in-American Healthcare REIT III, Inc. ("GAHR III") will be acquired by Gri†in-American Healthcare REIT IV, Inc. ("GAHR IV") in a tax-free, stock-for-stock transaction that will create a combined company with a gross investment value of approximately $4.2 billion in healthcare real estate assets. The Board of Directors recommends that you vote in favor of each of the proposals described in the proxy materials. For more information: • Please visit: www.HealthcareREIT3.com ADDITIONAL INFORMATION ABOUT THE MERGER In connection with the proposed merger, GAHR IV filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a Joint Proxy Statement/Prospectus jointly prepared by GAHR III and GAHR IV and other related documents. The Joint Proxy Statement/Prospectus contains important information about the merger and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY GAHR III AND GAHR IV WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GAHR III, GAHR IV AND THE PROPOSED MERGER. Investors and stockholders of GAHR III and GAHR IV may obtain free copies of the registration statement, the Joint Proxy Statement/Prospectus and other relevant documents filed by GAHR III and GAHR IV with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by GAHR III and GAHR IV with the SEC are also available free of charge on GAHR III’s and GAHR IV’s websites at www.healthcarereit3.com and www.healthcarereitiv.com, respectively. PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER GAHR III and GAHR IV, their respective directors and o†icers, and other members of management may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding GAHR III’s directors and executive o†icers can be found in GAHR III’s 2020 Annual Report on Form 10-K filed with the SEC on March 25, 2021. Information regarding GAHR IV’s directors and executive o†icers can be found in GAHR IV’s 2020 Annual Report on Form 10-K filed with the SEC on March 26, 2021. Additional information regarding the interests of such potential participants is included in the Joint Proxy Statement/Prospectus and other relevant documents filed with the SEC in connection with the merger. These documents are available free of charge on the SEC’s website and from GAHR III or GAHR IV, as applicable, using the sources indicated above. NO OFFER OR SOLICITATION This communication and the information contained herein does not constitute an o†er to sell or the solicitation of an o†er to buy or sell any securities or a solicitation of a proxy or of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such o†er, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No o†ering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. This communication may be deemed to be solicitation material in respect of the proposed merger. URGENT: YOUR VOTE IS STILL NEEDED Scan the code with your phone’s camera to hear an important message from our President, COO and Director, Danny Prosky.

# Your vote is missing & urgently needed!

The Special Meeting of Stockholders is quickly approaching on September 30, 2021. Our records indicate that your vote is missing and is urgently needed. Whether or not you plan to attend, your vote is important. **You can vote your shares by internet, telephone or mail.**

Simply follow the instructions on the enclosed form to vote by the September 29, 2021 deadline. For your convenience, we've highlighted where you can find your unique Control Number. **If you have any questions or need assistance, please call 1-855-928-4498.**

GRIFFIN-AMERICAN HEALTHCARE REIT III



0000 0000 0000 0000
NOTE: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number.



0000 0000 0000 0000
NOTE: This is not an actual Control Number. Please refer to the voting instruction form for your unique Control Number.

## FOUR WAYS TO VOTE

### ONLINE

WWW.PROXYVOTE.COM
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

### PHONE

WITH A PROXY CARD
Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.
WITHOUT A PROXY CARD
Call 1-855-928-4498 Monday to Friday, 9:00 a.m. to 9:00 p.m. ET to speak with a proxy specialist.

### QR CODE

WITH A SMARTPHONE
Vote by scanning the Quick Response Code or "QR Code" on the Proxy Card/VIF enclosed.

### MAIL

VOTE PROCESSING
Mark, sign and date your ballot and return it in the postage-paid envelope provided.